SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DURECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DURECT CORPORATION

2 Results Way

Cupertino, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 20, 2006

On Tuesday, June 20, 2006, DURECT Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Company’s headquarters, 2 Results Way, Cupertino, CA 95014. The meeting will begin at 10:00 a.m. local time.

Only stockholders who owned stock at the close of business on April 24, 2006 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect the Class III directors of the Company’s Board of Directors to serve until the Annual Meeting to be held in 2009.

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

•	Transact any other business properly brought before the meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in this Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/ Jean I Liu

Jean I Liu

Senior Vice President, General Counsel and Secretary

Cupertino, California

April 27, 2006

DURECT CORPORATION

2 Results Way

Cupertino, CA 95014

PROXY STATEMENT

FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS

JUNE 20, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set April 24, 2006, as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 62,000,190 shares of common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2006 Annual Report, will be mailed to stockholders on or about May 11, 2006.

Our Annual Report on Form 10-K for the year ended December 31, 2005 is available on the Internet at our website at www.durect.com in the investor relations section or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, DURECT Corporation, 2 Results Way, Cupertino, CA 95014 or e-mail Investor Relations at “info@durect.com.”

In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to DURECT Corporation

•	“Annual Meeting” or “Meeting” means our 2006 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Tuesday, June 20, 2006, at 10:00 a.m. local time at the Company’s headquarters, 2 Results Way, Cupertino, CA 95014. All stockholders who owned shares of our stock as of April 24, 2006, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 24, 2006, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. When you sign the proxy card, you appoint James E. Brown and Felix Theeuwes as your representatives at the meeting. James E. Brown and Felix Theeuwes will vote your shares as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

•	The election of three (3) Class III directors to serve on our Board of Directors until our 2009 annual meeting of stockholders.

•	The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record of ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the three nominees receiving the highest number of shares that are present and entitled to vote will be elected as Class III directors. The ratification of the independent registered public accounting firm will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, (formerly EquiServe), our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting. The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR the other proposal discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006, which we will file with the SEC. You can get a copy on our website at www.durect.com in the investor relations section, by contacting Schond Greenway, our Executive Director of Investor Relations and Strategic Planning, at (408) 777-1417 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2006 Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James E. Brown and Felix Theeuwes to vote on such matters at their discretion.

Stockholder Proposals For 2007 Annual Meeting

To have your proposal included in our proxy statement for the 2007 Annual Meeting, you must submit your proposal in writing before December 28, 2006 to Jean Liu, Senior Vice President, General Counsel and Secretary, DURECT Corporation, 2 Results Way, Cupertino, CA 95014. Any such proposal must also comply with Rule 14a-8 of the Securities and Exchange Commission and the regulations thereunder, as well as the bylaws of the Company, which may be obtained free of charge by written request to Jean Liu, Sr. Vice President, General Counsel and Secretary, 2 Results Way, Cupertino, CA 95014.

If you submit a proposal for the 2007 Annual Meeting before February 20, 2007 and after March 22, 2007, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2007 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors is divided into three classes, with staggered three-year terms. The Class III directors, whose terms expire at the Annual Meeting of Stockholders and who are being nominated for re-election, are James E. Brown, Michael D. Casey and Armand P. Neukermans. The Class I directors whose terms expire at the Company’s 2007 Annual Meeting of Stockholders are Felix Theeuwes and Simon X. Benito. The Class II directors whose terms expire at the Company’s 2008 Annual Meeting of Stockholders are David R. Hoffmann and Jon S. Saxe. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. James E. Brown, Michael D. Casey and Armand P. Neukermans, currently Class III directors, are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

Vote Required

If a quorum is present, the three nominees within Class III receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees named held. If additional people are nominated for election as directors through the stockholder proposal process which includes written notification to the Company within specified time frames, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Continuing Directors

The names of our continuing directors, their ages as of April 24, 2006 and certain other information about them are set forth below:

Name	Age	Position
James E. Brown, D.V.M.	49	President, Chief Executive Officer and Director
Felix Theeuwes, D.Sc.	68	Chairman and Chief Scientific Officer
Simon X. Benito (2)(3)	61	Director
Michael D. Casey (1)(3)	60	Director
Armand P. Neukermans, Ph.D. (1)(3)	65	Director
David R. Hoffmann (1)(2)	61	Director
Jon S. Saxe (1)(2)	69	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating & Corporate Governance Committee

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and a Director since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post-graduate work in pharmacology and toxicology.

Felix Theeuwes, D.Sc. co-founded DURECT in February 1998 and has served as our Chairman and Chief Scientific Officer since July 1998. Prior to that, Dr. Theeuwes held various positions at ALZA Corporation, including President of New Ventures from August 1997 to August 1998, President of ALZA Research and Development from 1995 to August 1997, President of ALZA Technology Institute from 1994 to April 1995 and Chief Scientist from 1982 to June 1997. Dr. Theeuwes is also a director of Inovio Biomedical Corporation (formerly Genetronics), a medical device company. Dr. Theeuwes holds a D.Sc. degree in Physics from the University of Leuven (Louvain), Belgium. He also served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry at the University of Kansas and has completed the Stanford Executive Program.

Simon X. Benito has served as a director since April 2005. Mr. Benito is currently a director and chairman of the Audit Committee of Inovio Biomedical Corporation, a medical device company. From 1974 to 1999, Mr. Benito held various positions at Merck & Co Inc. including Senior Vice President, Vaccine Division from 1996 to 1999, Executive Vice President, Merck-Medco Managed Care from 1994 to 1996 and Executive Director and Vice President, Merck Human Health, Japan from 1986-1993. Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales from 1969 to 1999 until his retirement from Merck.

Michael D. Casey has served as a director since March 2004. Mr. Casey was Chairman, President and Chief Executive Officer of Matrix Pharmaceuticals, Inc. from September 1997 until February 2002 when Matrix was acquired by Chiron Corporation. From November 1995 until September 1997, Mr. Casey was President, Retail and Specialty Products Divisions of Schein Pharmaceutical, Inc. Mr. Casey was President and Chief Operating Officer of Genetic Therapy, Inc. from June 1993 until November 1995. Mr. Casey held various positions at Johnson & Johnson companies over a twenty-five year period, including serving as President of McNeil Pharmaceutical from July 1989 to June 1993. Mr. Casey is currently a director of a number of biotechnology and pharmaceutical companies including Celgene Corporation, Cholestech Corporation, Allos Therapeutics, Inc., and OrthoLogic Corporation.

Armand P. Neukermans, Ph.D. has served as a Director since March 2001. Dr. Neukermans founded Xros, Inc. in December 1996. Xros was acquired by and became a division of Nortel Networks in March 2000. Throughout and until June 2002, Dr. Neukermans has held the position of Chairman and Chief Technical Officer at Xros. In October 1993, Dr. Neukermans founded Adagio Associates, a consulting firm in the area of instrumentation, metrology and microfabrication and currently serves as its President. From 1992 to 1993, Dr. Neukermans was Vice President, Systems Development at Teknekron TSDC. Between 1985 and 1992, Dr. Neukermans held various positions at Tencor Instruments including Vice President and Chief Technical Officer. From 1973 to 1985, Dr. Neukermans held various positions at Hewlett Packard Company, HP Labs, including Department Manager. Dr. Neukermans holds an Engineer’s Degree in Mechanical and Electrical Engineering from Louvain University, an M.S. in Electrical Engineering from Arizona State University and a Ph.D. in Applied Physics from Stanford University. Dr. Neukermans was named Silicon Valley Inventor of the year in 2001.

David R. Hoffmann has served as a director since December 2002. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting, and a consultant of ALZA Corporation. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado.

Jon S. Saxe has served as a director since September 2003. Mr. Saxe is currently a director of a number of biotechnology and pharmaceutical companies including PDL Biopharma (formerly Protein Design Labs Inc.), First Horizon Pharmaceuticals, SciClone, Questcor, InSite Vision, and several private companies. From January 1995 to May 1999, Mr. Saxe was President of Protein Design Labs Inc. During 1999, he was an Executive-in-Residence at Institutional Venture Partners, a venture capital firm. Mr. Saxe was President of Saxe Associates, a biotechnology and pharmaceutical consulting firm, from May 1993 to December 1994. He served as President, Chief Executive Officer and as a director of Synergen, Inc., a biopharmaceutical company acquired by Amgen from October 1989 to April 1993. From August 1984 through September 1989, Mr. Saxe was Vice President, Licensing and Corporate Development at Hoffmann-LaRoche and also head of the patent law department and Associate General Counsel at the company from September 1978 through September 1989. Mr. Saxe received his B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an LL.M. from New York University School of Law.

There are no family relationships among any of the directors or executive officers of the Company.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of 7 directors.

“Independent” Directors.    Each of our directors other than Messrs. Theeuwes and Brown qualify as “independent” in accordance with the published listing requirements of NASDAQ as of June 20, 2006, the date of our annual meeting. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to us and our management.

Board Responsibilities and Structure.    The primary responsibilities of the Board are oversight, counseling and direction to our management in the long-term interests of the Company and its stockholders. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board.

Board Committees and Charters.    The Board currently has, and appoints the members of, standing Audit, Compensation and Nominating & Corporate Governance Committees. Each of the Board committees has a written charter approved by the Board. Copies of each charter are available on our web site at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Audit Committee.    The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In 2005, the Audit Committee held five meetings. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report.” At the end of the last fiscal year, the Audit Committee was composed of the following directors: Simon X. Benito, David R. Hoffmann and Jon S. Saxe. In June 2005, Simon X. Benito was elected to the Audit Committee to replace Mr. Casey. Mr. Hoffmann has served as Chairman of the Committee since September 2004.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Our independent registered public accounting firm provides the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discusses with the independent registered public accounting firm and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by Ernst & Young are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services, tax services and other services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.

As required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. The Audit Committee also includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. David R. Hoffmann is the director who has been determined to be the Audit Committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hoffmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hoffmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee.    The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other company compensation policies and matters. The Compensation Committee held five meetings in 2005. For more information, see the “Compensation Committee Report on Executive Compensation.” At the end of the last fiscal year, the Compensation Committee was composed of Michael D. Casey, David R. Hoffmann, Armand P. Neukermans, and Jon S. Saxe. In June 2005, Mr. Casey was added to the members of the Compensation Committee. Dr. Neukermans has served as Chairman of the Committee since March 2004. As required by NASDAQ rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees.

Nominating & Corporate Governance Committee.    The Nominating & Corporate Governance Committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating & Corporate Governance Committee also identifies, evaluates and recommends to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings. The Nominating & Corporate Governance Committee also is responsible for preparing and recommending to the Board adoption of corporate governance guidelines, reviewing and assessing our Code of Ethics and overseeing and conducting an annual evaluation of the performance of the Board. The Nominating & Corporate Governance Committee had two meetings in 2005. At the end of the last fiscal year, the Nominating & Corporate Governance Committee was composed of Michael D. Casey, Simon X. Benito and Armand P. Neukermans. In June 2005, Mr. Benito was added to the members of the Nominating & Corporate Governance Committee. Mr. Casey has served as Chairman of the Committee since April 2004. As required by NASDAQ rules, the members of the Nominating & Corporate Governance Committee each qualify as “independent” under special standards established for members of the Committee.

Criteria for Board Membership.    In recommending candidates for appointment or re-election to the Board, the Nominating & Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the NASDAQ rules, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.    The Nominating & Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating & Corporate Governance Committee c/o Jean Liu, Sr. Vice President, General Counsel and Secretary, 2 Results Way, Cupertino, CA 95014 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2007 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.    The Nominating & Corporate Governance Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating & Corporate Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating & Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company, stockholder nominations, and, if the Nominating & Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating & Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating & Corporate Governance Committee. Candidates meriting serious consideration will then meet with the members of the Board. Based on this input, the Nominating & Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Attendance at Board, Committee and Annual Stockholders’ Meetings.    During the last fiscal year (the period from December 31, 2004 through December 31, 2005), the Board met twelve times. All directors are expected to attend each meeting of the Board and the committees on which they serve, and are also strongly encouraged to attend our annual meeting of stockholders. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Company encourages all board members to attend its annual meeting of stockholders. Seven directors attended our 2005 annual meeting of stockholders.

Communications from Stockholders to the Board.    The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Company’s Secretary, Jean Liu. Stockholders can send communications by e-mail to jean.liu@durect.com, by fax to (408) 777-3577 or by mail to Jean Liu, Sr. Vice President, General Counsel and Secretary, DURECT Corporation, 2 Results Way, Cupertino, California 95014. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Code of Ethics

In December 2003, the Board approved an amended Code of Ethics applicable to all of our employees, officers and directors. The purpose of the Code of Ethics is to deter wrongdoing and among other things, promote compliance with applicable laws, fair dealing, proper use and protection of Company assets, prompt and accurate public company reporting, reporting of accounting complaints or concerns and avoidance of conflicts of interest and usurpation of corporate opportunity.

Our Code of Ethics can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.” If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver by a method selected by the Board of Directors and in conformity with applicable SEC and NASDAQ rules.

Whistleblower Policy

In December 2003, in compliance with Section 301 of the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors established procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters (Whistleblower Policy). Our Whistleblower Policy can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Director Compensation

From January to April 2005, each non-employee director received an attendance fee of $1,000 for each Board meeting attended and $500 for each telephonic Board meeting or committee meeting attended and a retainer fee equal to $10,000 per year, paid on a quarterly basis in arrears. Directors were also reimbursed reasonable and customary travel expenses. Effective April 2005, the Board amended the board compensation plan to provide that each non-employee director is eligible to receive an attendance fee of $1,500 for each Board meeting attended and $500 for each telephonic Board meeting and a retainer fee equal to $12,500 per year paid on a quarterly basis in arrears. In addition, under the amended compensation plan, for each Board committee on which a non-employee director serves, he shall be eligible to receive an attendance fee of $500 for each committee meeting attended and a retainer fee equal to $2,000 per year paid on a quarterly basis in arrears. Under the amended compensation plan, the chairperson of the Audit Committee or other Board Committee will also be eligible to receive an additional retainer fee of $7,500 per year or $4,000 per year respectively, each paid on a quarterly basis in arrears.

All of our current non-employee directors participate in the 2000 Directors’ Stock Option Plan. Under the Directors’ Plan, when each non-employee director first becomes a director, he/she receives nonstatutory options to purchase 30,000 shares of our common stock. These options have a ten-year term and become exercisable in installments of 33 1/3% of the total number of shares granted on each anniversary of the grant. Additionally, each director who has served for at least 6 months will receive options to purchase an additional 20,000 shares of our common stock (Annual Grant) and such Annual Grant would vest on the day before the annual meeting of the year after grant. These options are for a ten-year term. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options granted under the Directors’ Plan must be at least 100% of the closing price of our common stock on the NASDAQ National Market on the date the option is granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability, or (3) within 3 months after the individual’s term as director ends for any other reason.

Each of the non-employee directors named in this proxy statement will receive an additional option to purchase 20,000 shares of our common stock under the Directors’ Plan on June 20, 2006, the date of our 2006 Annual Meeting.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. Ernst & Young LLP has served as our independent registered public accounting firm since 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 24, 2006 by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 62,000,190 shares of common stock outstanding as of April 24, 2006. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options, warrants and conversion privileges that are currently exercisable or exercisable within 60 days of April 24, 2006 are deemed to be outstanding and beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Holders of 5% or more of our common stock
ALZA Corporation 1900 Charleston Road Mountain View, CA 94043	6,600,000	10.6%

Zesiger Capital Group LLC (1) 320 Park Avenue, 30th Floor New York, NY 10022	4,528,700	7.3

Brookside Capital Partners (2) Two Copley Place Boston, MA 02116	4,213,214	6.8

Zazove Associates, LLC (3) 940 Southwood Incline Village, NV 89451	4,359,816	6.6

Winslow Management Company (4) 99 High Street Boston, MA 02110	3,149,655	5.1

Directors and named executive officers
James E. Brown, D.V.M. (5)	2,740,030	4.4
Felix Theeuwes, D.Sc. (6)	2,218,251	3.6
Su Il Yum, Ph. D. (7)	207,848	*
Steven C. Halladay Ph.D. (8)	156,807	*
Tai Wah Chan, Ph. D (9)	249,435	*
Simon X. Benito (10)	20,000	*
Michael D. Casey (11)	32,000	*
David R. Hoffmann (12)	60,000	*

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Armand P. Neukermans, Ph.D. (13)	147,250	*
Jon S. Saxe (14)	64,000	*
All executive officers and directors as a group (14 persons) (15)	6,516,901	10.2

*	Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 2 Results Way, Cupertino, California 95014.
(1)	Based upon a Schedule 13G filed by Zesiger Capital Group LLC on February 16, 2006, in which Zesiger Capital Group LLC reported that Zesiger Capital Group LLC had sole voting power over 3,181,000 of such shares, shared voting power over none of such shares and sole dispositive power over 4,528,700 of such shares. Albert L. Zesiger, one of our former directors, is a principal of this company. Mr. Zesiger, in his capacity as a principal, has investment power with respect to these shares and voting power over 3,181,000 shares but disclaims beneficial ownership with respect hereto.
(2)	Based upon a Schedule 13G filed by Brookside Capital Partners Fund, L.P. on February 14, 2006, in which Brookside Capital Partners Fund, L.P reported that Brookside Capital Partners Fund, L.P had sole voting power over 4,213,214 of such shares, shared voting power over none of such shares and sole dispositive power over 4,213,214 of such shares 4,213,214 shares. Matthew V. McPherron, one of our former directors, is a director of this partnership. Mr. McPherron disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.
(3)	Based upon a Schedule 13G filed by Zazove Associates, LLC on January 25, 2006, in which Zazove Associates, LLC reported that Zazove Associates LLC had sole voting power over 4,359,816 of such shares (which includes 4,295,237 shares issuable upon the conversion of Durect Corporation Convertible Debentures Due June 15, 2008 held by Zazove Associates, LLC), shared voting power over none of such shares and sole dispositive power over 4,359,816 of such shares.
(4)	Based upon a Form 13F filed by Winslow Management Company on April 10, 2006, in which Winslow Management Company reported that Winslow Management Company had sole voting power over 3,149,655 of such shares, shared voting power over none of such shares and sole dispositive power over 3,149,655 of such shares.
(5)	Includes 1,841,530 shares held by James E. Brown, and 560,000 shares held by the James & Karen Brown 1998 Trust U/A. Also includes 338,500 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(6)	Includes 11,000 shares held by Felix Theeuwes, and 1,850,001 shares held by the Felix and Marie-Therese Theeuwes Family Trust. Also includes 357,250 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(7)	Includes 41,816 shares held by Su Il Yum. Also includes 166,032 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(8)	Includes 790 shares held by Steven C. Halladay. Also includes 156,017 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(9)	Includes 52,371 shares held by Tai Wah Chan. Also includes 197,064 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(10)	Includes 10,000 shares held by Simon X. Benito. Also includes 10,000 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(11)	Includes 32,000 shares issuable to Michael D. Casey upon exercise of options exercisable within 60 days of April 24, 2006.
(12)	Includes 48,000 shares held by David R. Hoffmann and Judy A. Hoffmann in trust for the benefit of Alec D. Hoffman and Todd L. Hoffmann. Also includes 12,000 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(13)	Includes 75,000 shares held by Neukermans Family Trust and 1,250 shares held by Armand P. Neukermans. Also includes 71,000 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(14)	Includes 20,000 shares held by the Jon S. Saxe and Myrna G. Marshall 1997 Trust. Also includes 44,000 shares issuable upon exercise of options exercisable within 60 days of April 24, 2006.
(15)	Includes an aggregate of 1,786,690 shares issuable pursuant to the exercise of outstanding stock options exercisable within 60 days of April 24, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation paid by the Company for services rendered during the Company’s three preceding fiscal years to (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2005 and (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2005 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year		Annual Compensation		Other Annual Compensation	Long-Term Compensation
			Salary ($)	Bonus ($)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)
James E. Brown, D.V.M. President, Chief Executive Officer and Director	2005 2004 2003	(1)	395,000 380,000 360,000	47,500 — —	— — —	— — —	— 350,000 200,000

Felix Theeuwes, D.Sc. Chairman and Chief Scientific Officer	2005 2004 2003	(2)	405,000 390,000 380,000	48,750 — —	— — —	— — —	— 350,000 225,000

Su Il Yum, Ph.D. (3) Senior Vice President, Pharmaceutical Systems Research & Development	2005 2004 2003	(4)	240,000 187,500 164,000	45,000 32,778 —	— — —	— — —	— 200,000 117,750

Steven C. Halladay, Ph.D. Vice President, Clinical and Regulatory	2005 2004 2003	(5)	235,000 225,000 225,000	28,125 18,000 —	— — —	— — —	— 142,000 39,250

Tai Wah Chan, Ph.D. (6) Vice President, Pharmaceutical Research & Development	2005 2004 2003	(7)	230,000 210,000 205,000	27,300 13,856 —	— — —	— — —	— 167,000 97,500

(1)	Dr. Brown received cash bonus of $185,650 and stock option grants of 250,000 shares in January 2006 for his performance in fiscal year 2005. His base salary for fiscal year 2006 is $414,750.
(2)	Dr. Theeuwes received cash bonus of $190,350 and stock option grants of 250,000 shares in January 2006 for his performance in fiscal year 2005. His base salary for fiscal year 2006 is $425,250.
(3)	Dr. Yum worked as a part time employee for the Company in 2003 and 2004.
(4)	Dr. Yum received cash bonus of $97,840 and stock option grants of 120,000 shares in January 2006 for his performance in fiscal year 2005. His base salary for fiscal year 2006 is $264,000.
(5)	Dr. Halladay received cash bonus of $64,860 and stock option grants of 72,000 shares in January 2006 for his performance in fiscal year 2005. His base salary for fiscal year 2006 is $258,500.
(6)	Dr. Chan joined Durect Corporation in November 1999 and retired from the Company in March 2006.
(7)	Dr. Chan received cash bonus of $60,030 in January 2006 for his performance in fiscal year 2005. His base salary for fiscal year 2006 was $230,000 until his departure in March 2006.

OPTION GRANTS IN LAST FISCAL YEAR

The Company did not grant stock options to the named executive officers in the year ended December 31, 2005. Stock option grants to executive officers for performance in fiscal year 2005 were granted in January 2006. See footnotes 1-7 in Summary Compensation Table above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by the named executive officers during the last fiscal year that ended December 31, 2005. The value of in-the-money options is based on the fair market value of our common stock of $5.07 per share as quoted on the Nasdaq Stock Market on December 31, 2005 and net of the option exercise price.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 Exerciseable/Unexercisable	Value of Unexercised In-the-money Options at December 31, 2005 Exerciseable/Unexercisable
James E. Brown	—	—	248,700/381,300	$444,201/897,050
Felix Theeuwes	—	—	261,200/393,800	$487,826/940,675
Su Il Yum	—	—	122,825/219,925	$271,759/552,938
Steven C. Halladay	—	—	128,701/152,549	$282,219/352,304
Tai Wah Chan (1)	—	—	148,500/191,000	$252,655/489,260

(1)	Dr. Chan joined Durect Corporation in November 1999 and retired from the Company in March 2006.

Options shown above were granted under the 2000 Stock Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,354,836	$3.92	5,541,007	(2)(3)
Equity compensation plans not approved by security holders (4)	216,310	$2.73	0

Total	7,571,146	$3.92	5,541,007

(1)	Consists of the following equity compensation plans:
•	2000 Stock Plan
•	2000 Directors’ Stock Option Plan
•	2000 Employee Stock Purchase Plan
•	1998 Stock Option Plan
(2)

The 2000 Stock Plan incorporates an evergreen formula pursuant to which, on the first day of each of our fiscal years (through fiscal 2010), the number of shares available for future issuance under the 2000 Stock

Plan automatically increases by the lesser of (i) 2,250,000 shares, (ii) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the board of directors determines.

(3)	Includes 316,706 shares of our common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance.
(4)	Consists of the following equity compensation plans:
•	equity compensation plans assumed by us in connection with mergers or acquisitions and under which we do not intend to grant options or other awards in the future, including the Southern BioSystems, Inc. 1993 Stock Option Plan (as amended) and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan (as amended).

Relationships and Related Party Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Change of Control Agreements

We have entered into a change of control agreement with our Senior Vice President Jean I Liu. This agreement provides that, in the event of a change in our control, one half of the unvested portion of any stock option or restricted stock held by Ms. Liu on the effective date of the change of control is automatically accelerated so as to become completely vested as of the effective date and, if such individual remains employed by us or our successor as of the first anniversary of the effective date of the change of control, then the remaining unvested portion of any stock option or restricted stock held by such individual as of the effective date of the change of control shall automatically be accelerated so as to become completely vested as of the anniversary. In addition, in the event of a termination without cause or constructive termination within the twelve months following the change in our control, the unvested portion of any stock option or restricted stock held by Ms. Liu is automatically accelerated so as to become completely vested as of the effective date of the termination.

In April 2004, our Board of Directors adopted a change of control policy applicable to our officers who hold the rank of Vice President and above (who are not party to any other change of control agreement with the Company) which provides that, in the event that such officer’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such officer shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such officer shall receive a payment equal to one year of such officer’s then current salary, provided that such payment will equal to two years of such officer’s then current salary if such officer is James E. Brown or Felix Theeuwes.

In April 2004, our Board of Directors adopted a change of control policy applicable to all employees other than officers who hold the rank of Vice President and above which provides that, in the event that such employee’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such employee shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such employee shall receive a payment equal to 2 weeks of such employee’s then current salary for each full year of employment with the Company (taking into consideration the period of employment by the surviving entity as employment with the Company), up to a maximum total severance payment equal to 12 months of such employee’s then current salary.

In 1998, we purchased key-man life insurance policies in the basic amounts of $1 million each for James E. Brown and Felix Theeuwes for terms of 20 years each. We are the beneficiaries for these policies.

Other Transactions

During the last fiscal year, we granted options to purchase common stock to our employees, directors and consultants.

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year that ended December 31, 2005. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also grants or makes recommendations to the Board of Directors to grant options under our 2000 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

During 2005, the Compensation Committee based its determinations regarding executive compensation on a combination of factors, including compensation data of executive officers in comparable companies obtained from a compensation consultant retained by the Compensation Committee, the achievement of pre-established corporate objectives and the observed performance of the executive officers.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) cash bonus which reflects individual accomplishments as well as the achievement by the Company of corporate objectives pre-established by the Board and (iii) long term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The base salaries for James E. Brown and the other executive officers for 2005 were based primarily on the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is also adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash Bonus

The cash bonus awards to James E. Brown for 2005 were based primarily on the achievement by the Company of corporate objectives pre-established by the Board of Directors. The cash bonus awards to the other executive officers for 2005 were based primarily on a combination of the officer’s individual accomplishments as well as the achievement by the Company of corporate objectives pre-established by the Board of Directors, including meeting defined goals with respect to our major development programs, execution of strategic initiatives such as our license agreement with Endo Pharmaceuticals, Inc. relating to our TRANSDUR-Sufentanil patch, financing and other corporate goals. Due to the timing associated with our corporate performance appraisal process, cash bonuses to our executive officers based on performance for 2005 were paid in January 2006 at the same time as cash bonus awards to our employees.

Long Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations. Due to the timing associated with our corporate performance appraisal process, stock options to our executive officers based on performance for 2005 were granted in January 2006 at the same time as options grants to our employees.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the closing price of our common stock on the NASDAQ National Market) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

James E. Brown has served as the Company’s President and Chief Executive Officer since June 1998. His base salary for the fiscal year ended December 31, 2005 was $395,000.

The factors discussed above in “Base Salary,” “Cash Bonus” and “Long Term Incentive Compensation” were also applied in establishing the amount of Dr. Brown’s salary and stock option grants.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1.0 million and the committee believes that options granted under the 2000 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of DURECT Corporation:

Michael D. Casey

David R. Hoffmann

Armand P. Neukermans

Jon S. Saxe

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Michael D. Casey, David R. Hoffmann, Armand P. Neukermans, and Jon S. Saxe. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

As required by NASDAQ rules, the Audit Committee of the DURECT Corporation Board of Directors is composed of three independent directors. The committee operates under a written charter adopted by the Board of Directors in March 2000 and revised in April 2003.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during the fiscal year 2005. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. In 2006, the Audit Committee met and reviewed and discussed the audited financial statements for fiscal year 2005 with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee of the Board of Directors of DURECT Corporation:

Simon X. Benito

David R. Hoffmann

Jon S. Saxe

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal years ended December 31, 2005 and 2004, Ernst & Young LLP, our independent registered public accounting firm and principal accountants, billed the fees set forth below. All Audit Fees, Audit-Related Fees and Tax Fees for 2005 and 2004 were pre-approved by our Audit Committee according to the policies and procedures described above under the caption “The Board, Board Committees and Meetings—Audit Committee.”

Audit Fees

Fees for audit services totaled approximately $1,027,177 in 2005 and $823,350 in 2004, including fees associated with the audits of the Company’s annual financial statements and theeffectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 included in its Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, review of the SEC registration statements and issuance of consents and comfort letters related to the Company’s follow-on public offerings.

Audit-Related Fees

Fees for audit-related services totaled approximately $3,781 in 2005 and $37,600 in 2004. Audit-related services principally include accounting consultations in connection with Sarbanes-Oxley compliance and an annual subscription to on-line accounting information and updates.

Tax Fees

Fees for tax services, including preparation of tax returns, totaled approximately $37,500 in 2005 and $37,500 in 2004.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our stock since September 28, 2000 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Biotechnology Index. The graph assumes that $100 was invested on September 28, 2000. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

*	$100 Invested on 9/28/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

DURECT CORPORATION

	Cumulative Total Return
	9/28/00	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
DURECT CORPORATION	100.00	100.00	96.58	14.02	17.35	22.77	35.19
NASDAQ STOCK MARKET (U.S.)	100.00	65.39	51.62	35.35	54.55	59.23	60.04
NASDAQ BIOTECHNOLOGY	100.00	80.81	67.72	37.02	55.06	58.44	60.09

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based upon the Company’s review of the reporting forms received by it and written representations from certain persons that no other reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10 percent stockholders were complied with for fiscal year 2005.

Other Matters

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Jean I Liu

Jean I Liu

Senior Vice President, General Counsel and Secretary

April 27, 2006

Cupertino, California

APPENDIX A

DURECT CORPORATION

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose and Powers

The purpose of the Audit Committee established by this charter will be: to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of DURECT Corporation (the “Company”); to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee the Company’s independent accountants; to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities); to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.

Membership

The Audit Committee shall consist of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards or qualify for the “exceptional and limited circumstances” exception and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. As required by the Rules of the National Association of Securities Dealers, Inc., at least one member of the Audit Committee must qualify as a “financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and any other applicable laws, rules or regulations.

Meetings

The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountants’ examination and management report.

Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Appoint the independent accountants for ratification by the stockholders and approve the compensation of and oversee the independent accountants.

2.	Review the plan for and the scope of the audit and related services at least annually.

3.	Confirm that the proposed audit engagement team for the independent public accountants complies with the applicable auditor rotation rules.

4.	Annually negotiate and approve the plan and budget of the independent accountants for audit and corporate tax services. All non-audit services and charges, as well as deviations from the approved audit plan and budget, will be considered for approval on a case-by-case basis.

5.	Inquire of Finance management of the Company and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6.	Review with Finance management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

7.	Review with Finance management and the independent accountants at the completion of the annual audit:

a.	The Company’s annual financial statements and related footnotes;

b.	The independent accountant’s audit of the financial statements;

c.	Any significant changes required in the independent accountant’s audit plan;

d.	Any serious difficulties or disputes with management encountered during the course of the audit;

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

8.	Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.

9.	Ensure the receipt of, and review, a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

10.	Review with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.

11.	Take, or recommend that the Board take, appropriate action to oversee the independence of the outside accountants.

12.	Review with Finance management and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

13.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants, and Finance management. Review with the independent accountants and Finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

14.	Review and discuss with Finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

15.	Oversee the adequacy of the Company’s system of internal accounting controls. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

16.	Oversee the Company’s compliance with the Foreign Corrupt Practices Act.

17.	Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

18.	Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

19.	Review and approve all related party transactions other than compensation transactions.

20.	Review the periodic reports of the Company with Finance management and the independent accountants prior to filing of the reports with the SEC.

21.	In connection with each periodic report of the Company, review:

a.	Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;

b.	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

22.	Periodically discuss with the independent accountants, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

23.	Review and discuss with Finance management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

25.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Finally, the Audit Committee shall ensure that the Company’s independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

Reports

The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

    Election of the Class III directors for a three-year term as described in the proxy statement.

	For	Withhold

01 - James E. Brown	☐	☐

02 - Michael D.Casey	☐	☐

03 - Armand P. Neukermans	☐	☐

B	Issues

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

	For	Against	Abstain

2. The appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.	☐	☐	☐	Mark this box with an X if you have made comments below. ☐

Mark box at right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■ 0 0 9 4 0 0 1	1 U P X	C O Y +

001CD40001 00KKEA

Proxy - Durect Corporation

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders June 20, 2006

The undersigned hereby appoints James E. Brown and Felix Theeuwes and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of DURECT Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2006 Annual Meeting of Stockholders of DURECT Corporation, or any adjournment thereof.

The shares represented by this Proxy Card will be voted as specified on the reverse side, but if no specification is made they will be voted FOR Items 1 and 2 and in any event at the discretion of the proxies on any other matter that may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE		SEE REVERSE SIDE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 20, 2006.

THANK YOU FOR VOTING